Exhibit 3.235

FILED

In the Office of the

Secretary of State of Texas

MAY 24 2001

The State of Texas

Secretary of State

Certification of Incorporation

Of

Burlington Coat Factory Realty of Bellaire, Inc.

Charter Number 01629123

The Undersigned, as Secretary of State of the State of Texas, hereby certifies that the attached Articles of Incorporation for the above named corporation have been received in this office and are found to conform to law.

Accordingly, the Undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this Certificate of Incorporation.

Issuance of this Certificate of Incorporation does not authorize the use of a corporate name in this State in violation of the rights of another under the Federal Trademark Act of 1946, the Texas Trademark Law, the Assumed Business or Professional Name Act or the Common Law.

Dated May 24, 2001

Effective May 24, 2001

/s/ Henry Cuellar
Secretary of State

ARTICLES OF INCORPORATION

OF

BURLINGTON COAT FACTORY REALTY OF BELLAIRE, INC.

The undersigned, being of legal age, in order to form a corporation under and pursuant to the laws of the State of Texas, do hereby set forth as follows:

FIRST. The name of the corporation is: Burlington Coat Factor Reality of Bellaire, Inc.

THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Texas.

FOURTH. The corporation shall be authorized to issue the following shares:

Class	Number of Shares	Par Value
COMMON	1,000	$1.00

FIFTH. The number of directors constituting the initial Board of Directors is three (3); and the name and address of the initial Board of Directors; to serve until the first annual meeting of shareholders, or until the first annual meeting of shareholders, or until the successors are elected and qualify, are as follows:

NAME	ADDRESS

Monroe Milstein	1830 Route 130 Burlington, New Jersey 08016

Stephen E. Milstein	1830 Route 130 Burlington, New Jersey 08016

Andrew Milstein	1830 Route 130 Burlington, New Jersey 08016

SIXTH. The name and address of the incorporator is as follows:

NAME	ADDRESS

Michael A. Barr	10 Bank Street White Plains, New York 10606

SEVENTH. The period of duration of the corporation shall be perpetual.

EIGHTH. The corporation will not commence business until it has receive for the issuance of shares consideration of the value of one thousand ($1,000.00) dollars consisting of money, labor done or property actually received.

In Witness Whereof, the undersigned hereby executes this document and affirms that the facts set forth herein are true under the penalties of perjury this twenty-third day of may, 2001.

/s/ Michael A. Barr
Incorporator

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